UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2009

EDGEWATER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20971	71-0788538
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20 Harvard Mill Square

Wakefield, Massachusetts 01880

Registrant’s telephone number, including area code: (781) 246-3343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 12, 2009, the Board of Directors (the “Board”) of Edgewater Technology, Inc. (the “Company”) appointed Timothy R. Oakes as the Company’s Chief Financial Officer (“CFO). Mr. Oakes, as previously disclosed on September 4, 2009, was serving as the Company’s interim CFO, until such time as the Board made a permanent CFO appointment.

Mr. Oakes, 41, joined Edgewater in 2004 as the Company’s Director of Finance, before becoming its Vice President of Finance in 2007 and Chief Accounting Officer in July 2008. He has nearly 20 years of financial and operational management experience as well as expertise in budgeting/forecasting, Securities and Exchange Commission reporting and Sarbanes-Oxley compliance. From 2001 to 2004, prior to joining the Company, Mr. Oakes was a Senior Director of Finance at Symmetricom, Inc., a publicly traded company specializing in the manufacture of products associated with the generation, synchronization and distribution of precise time and frequency signals. Prior to Symmetricom, Mr. Oakes held various financial- and accounting-related positions at companies in the biotechnology, manufacturing and consulting services industries. He is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Stonehill College. He began his career in public accountancy working in the Boston office of KPMG, LLP.

Mr. Oakes’ current annual salary and related employment arrangements did not change in connection with his appointment as the Company’s CFO. His current annual salary and related employment arrangements are described in Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on both September 25, 2009 and July 22, 2008 in connection with his appointment as the Company’s interim CFO and Chief Accounting Officer, respectively, and are incorporated herein by reference.

Mr. Oakes is not related to any of the Company’s executive officers or directors, nor has he been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Edgewater Technology, Inc. Press Release dated November 12, 2009.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2009

EDGEWATER TECHNOLOGY, INC.

By:	/S/ TIMOTHY R. OAKES
Name:	Timothy R. Oakes
Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)